Exhibit 10.15
SHARE TRANSFER AGREEMENT
          THIS SHARE TRANSFER AGREEMENT (this “Agreement”), made and entered into on the [•] day of [•], 2007, by and among Photowatt Technologies Inc. (“Purchaser”), a corporation duly organized and validly existing under the laws of Canada and ATS Automation Tooling Systems Inc. (“Seller”), a corporation duly organized and validly existing under the laws of the Province of Ontario.
RECITALS
1.	Seller is the beneficial owner of [•] common shares (the “Shares”) in the capital of Photowatt Technologies USA Inc. (“Photowatt USA”), a corporation duly organized and validly existing under the laws of the State of Delaware.

2.	Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Shares on the terms and conditions hereinafter set forth.

3.	This Agreement is being entered into concurrent with certain other agreements in connection with the reorganization of the Seller’s solar operations and the initial public offering of shares in the common stock of the Purchaser.
NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
1. Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, transfers, assigns and conveys to Purchaser, and Purchaser hereby purchases from Seller, the Shares effective as of the date hereof (the “Time of Transfer”).
2. Purchase Price. The purchase price payable by Purchaser to Seller for the Shares is equal to the fair market value of the Shares as at the date hereof, which the parties hereto have determined to be [•] (“Purchase Price”).
3. Payment of Purchase Price. The Purchase Price shall be paid and satisfied by Purchaser by the issuance by Purchaser to Seller of [•] common shares in the capital of Purchaser (the “Consideration Shares”) having an aggregate fair market value and stated capital equal to the aggregate fair market value of the Shares. Seller hereby acknowledges receipt from Purchaser on the date hereof of the Consideration Shares in full satisfaction of the Purchase Price.
4. Subsection 85(1) and Other Tax Elections. Seller and Purchaser shall file in mutually agreeable form and within the time prescribed all elections required or desirable under the Income Tax Act (Canada), including without limitation an election under subsection 85(1) of the Income Tax Act (Canada), and any applicable provincial legislation in respect of the transfer of the Shares.

5. Taxes. Purchaser shall be liable for all taxes, duties or other like charges properly payable upon and in connection with the sale, conveyance, assignment and transfer of the Shares to Purchaser save and except for any income or corporation taxes payable by Seller.
6. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser, and acknowledges that Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the purchase by Purchaser of the Shares, that:
6.1 Organization and Standing of Seller. Seller is a corporation duly organized and validly existing under the laws of the Province of Ontario, with full power and authority to enter into this Agreement and to sell, assign, transfer, convey and deliver the Shares to Purchaser.
6.2 Corporate Authorization. All corporate and other proceedings required to be taken by or on the part of Seller, to authorize it to execute, deliver and carry out this Agreement and to sell, assign, transfer, convey and deliver the Shares to Purchaser have been duly and properly taken. Neither the execution and delivery of this Agreement by Seller, nor compliance with its terms, will result in a breach or violation of Seller’s charter documents.
6.3 Title to the Shares. Seller has good and marketable title to the Shares, free and clear of all mortgages, pledges, liens, security interests, conditional sales or agreements, encumbrances, restrictions or charges of any kind.
6.4. Non-Resident of Canada. Seller is not a non-resident of Canada for purposes of Section 116 of the Income Tax Act (Canada).
6.5 U.S. Real Property Holding Corporation. Photowatt USA is not a U.S. Real Property Holding Corporation as that term is defined by Section 897 of the U.S. Internal Revenue Code of 1986.
7. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller, and acknowledges that Seller is relying upon such representations and warranties in connection with the entering into of this Agreement and the sale to Purchaser of the Shares, that:
7.1 Organization and Standing of Purchaser. Purchaser is a corporation duly organized and validly existing under the laws of Canada, with full power and authority to enter into this Agreement and with a sufficient number of authorized and unissued shares to satisfy the consideration requirements specified in Section 3 hereof.
7.2 Corporate Authorization. All corporate and other proceedings required to be taken by or on the part of Purchaser to authorize it to execute, deliver and carry out this Agreement have been duly and properly taken. Neither the execution and delivery of this Agreement by Purchaser, nor compliance with its terms, will result in a breach or violation of Purchaser’s charter documents.

7.3 Consideration Shares Validly Issued. The Consideration Shares have been validly issued in compliance with applicable law and are fully paid and non-assessable.
8. Survival of Representations and Warranties. The representations and warranties of the parties hereto set forth in this Agreement shall survive for a period of two years from the Time of Transfer.
9. Further Assurances and Assistance. Seller shall, from time to time, at the request of Purchaser, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as Purchaser may reasonably request and as may be reasonably necessary in order to vest in Purchaser title to and possession and control of the Shares. Purchaser shall, from time to time, at the request and at the cost and expense of Seller, take such action as Seller may reasonably request to assist Seller in complying with all laws applicable to the consummation of the transactions contemplated by this Agreement.
10. General.
10.1	Successors and Assigns. Neither party hereto shall assign, transfer or otherwise alienate any or all of its rights or interest under this Agreement without the express prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and any permitted assignee shall agree to perform the obligations of the assignor of this Agreement. Any attempted transfer, assignment or alienation in violation of this Section 10.1 shall be invalid and ineffective ab initio.

10.2	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. If any dispute arises out of or in connection with this Agreement, the parties hereto irrevocably (a) consent and submit to the exclusive jurisdiction of the Courts of the Province of Ontario, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient, and (c) waive to the fullest extent permitted by law any and all right to trial or adjudication by jury.

10.3	Construction. The division of this Agreement into articles, sections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular article, section or other portion thereof and include any agreement or instrument supplementary or ancillary hereto. Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.”

10.4	Amendment. This Agreement may only be modified, amended by, altered or supplemented by the execution and delivery of a written agreement executed by both the parties hereto.

10.5	Counterparts; Facsimile Execution. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.
* * * * *

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective on the day and year first above written.

PHOTOWATT TECHNOLOGIES INC.

By:

Name: [•]
Title: [•]

ATS AUTOMATION TOOLING SYSTEMS INC.

By:

Name: [•]
Title: [•]

By:

Name: [•]
Title: [•]